Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Alpha Star Acquisition Corp. (the “Company”) on Form S-1 of our report dated June 29, 2021 with respect to our audit of the Company’s financial statements as of April 9, 2021 and for the period from March 11, 2021 (inception) through April 9, 2021, which appears in this Registration Statement on Form S-1. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ UHY LLP

New York, New York

June 29, 2021